              POST-PETITION CREDIT, SECURITY AND GUARANTY AGREEMENT

                                      AMONG

                      THE CIT GROUP/BUSINESS CREDIT, INC.,

                                   AS LENDER,

                              SWEET FACTORY, INC.,

                                  AS BORROWER,

                                       AND

                           SWEET FACTORY GROUP, INC.,

                               SF PROPERTIES, INC.

                                       AND

                                SF CANDY COMPANY,

                                  AS GUARANTORS

                          DATED AS OF NOVEMBER 15, 2001

SECTION 1.  Definitions                                                  1

SECTION 2.  Conditions Precedent                                        13

SECTION 3.  Revolving Loans                                             16

SECTION 4.  Increased Capital; Taxes                                    18

SECTION 5.  Letters of Credit                                           20

SECTION 6.  Collateral                                                  22

SECTION 7.  Representations, Warranties and Covenants                   24

SECTION 8.  Interest, Fees and Expenses                                 34

SECTION 9.  Powers                                                      35

SECTION 10. Events of Default and Remedies                              36

SECTION 11. Termination                                                 41

SECTION 12. Guaranty                                                    41

SECTION 13. Miscellaneous                                               43

EXHIBIT A - INTERIM ORDER

EXHIBIT B - FINAL ORDER

EXHIBIT C - BUDGET

SCHEDULES
1.1(a) - Permitted Encumbrances
1.1(b) - Permitted Indebtedness
7.1 - Corporate Information
7.5 - Insurance Policies
7.9(f) - Guaranties
7.9(i) - Investments
7.10 - Leases
7.12 - Intercompany Transactions
7.14(A) - Depository Accounts
7.14(B) - Lockboxes
7.14(C) - Collection Accounts
7.14(D) - Other Bank Accounts

     This POST-PETITION CREDIT, SECURITY AND GUARANTY AGREEMENT (this "AGREEMENT") is entered into as of November 15, 2001, by and among SWEET FACTORY, INC., a Delaware corporation ("BORROWER"), SWEET FACTORY GROUP, INC. a Delaware corporation ("SF PARENT"), SF CANDY COMPANY, a Delaware corporation ("SF CANDY"), SF PROPERTIES, INC., a Delaware corporation ("SF PROPERTIES" and together with SF Parent and SF Candy, collectively, the "SF GUARANTORS" and, individually, "SF GUARANTOR"), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("LENDER").

                             INTRODUCTORY STATEMENTS

     Borrower and each SF Guarantor are debtors and debtors-in-possession in certain cases pending under Chapter 11 of the Bankruptcy Code (collectively, the "CASES" and, individually, each a "CASE").

     On November 15, 2001, Borrower and the SF Guarantors filed voluntary petitions with the United States Bankruptcy Court for the District of Delaware (together with any other court having jurisdiction over the Cases, the "BANKRUPTCY COURT")initiating the Cases and have continued in the possession of their respective assets and in the management of their respective businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

     Borrower has requested that Lender extend certain credits and other financial accommodations to Borrower to be used for working capital needs and other general corporate purposes that specifically relate to the effort of Borrower and the SF Guarantors to restructure their respective businesses.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, Borrower, the SF Guarantors and Lender each agree as follows:

SECTION 1. DEFINITIONS

     1.1 For purposes of this Agreement, the following terms shall be defined in the following manner:

     ACCOUNTS shall mean (a) accounts, as defined in the UCC, and any and all other receivables (whether or not specifically listed on schedules furnished to Lender), including, without limitation, all accounts created by, or arising from, the sale, lease or rental of goods or rendition of services, including but not limited to, accounts arising under a trade name or style or through a division; (b) instruments, documents, chattel paper, including electronic chattel paper (all as defined in the UCC), related to any of the foregoing; (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing; (d) reserves and credit balances related to the foregoing; (e) guaranties, supporting obligations, payment intangibles and letter-of-credit rights (all as defined in the UCC), related to any of the foregoing; (f) general intangibles to the extent related to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software to the extent relating thereto; (g) notes, deposits or property of account debtors to the extent securing the obligations of any such account debtors, related to any of the foregoing; and (h) all Proceeds of any and all of the foregoing of whatever kind.

     ADEQUATE PROTECTION OBLIGATION shall mean Adequate Protection Obligation, as defined in the Interim Order.

     ADMINISTRATIVE MANAGEMENT FEE shall mean an amount equal to $25,000 per annum, payable to Lender in accordance with Section 8.7 of this Agreement, to cover the costs of Lender (excluding Out-of-Pocket Expenses) in connection with the routine administration, record keeping, analysis and evaluation of the Collateral.

     ARCHIBALD shall mean Archibald Candy Corporation, an Illinois corporation, together with its successors and assigns.

     ARCHIBALD CANADA shall mean Archibald Candy (Canada) Corporation, a corporation incorporated under the federal laws of Canada, together with its successors and assigns.

     AVAILABILITY shall mean the amount by which (a) the Revolving Line of Credit exceeds (b) the sum of (i) the amount of all Revolving Loans then outstanding, PLUS (ii) the undrawn face amount of all Letters of Credit outstanding for the benefit of Borrower, PLUS (iii) the amount of the Availability Reserve.

     AVAILABILITY RESERVE shall mean an amount equal to the sum of: (a) the Carve-Out; PLUS (b) all professional fees and disbursements described in Section
13.4 hereof incurred by Lender; PLUS (c) any reserve that Lender may establish from time to time pursuant to the terms of this Agreement, including without limitation, reserves for outstanding Letters of Credit; PLUS (d) such other reserves as Lender deems necessary in its reasonable judgment as a result of (i) negative forecasts and/or trends in the business, prospects, profits, operations or financial condition of any of the SF Companies, or (ii) other issues, circumstances or facts that could otherwise negatively impact the SF Companies or their respective business, prospects, profits, operations, financial condition or assets, except, in the case of clause (d)(i) above, solely as a result of negative forecasts and/or trends described in the projections delivered to Lender pursuant to Section 2.1(m) hereof.

     AVOIDANCE ACTION shall mean any Avoidance Action, as defined in the Interim Order.

     BANKRUPTCY CODE shall mean the United States Bankruptcy Code, 11 U.S.C. Sections 101-1334, as amended and in effect from time to time.

     BANKRUPTCY COURT shall have the meaning set forth in the Introductory Statements.

     BORROWING BASE shall mean the sum of (a) sixty percent (60%) of the aggregate value of the Eligible Inventory, valued at the lower of cost or market on a first in, first out basis, as set forth in the most recent report of the SF Companies under Section 7.8(d), plus (b) the amount of the Overadvance.

     BUDGET shall mean a budget, in the form of EXHIBIT C attached hereto, and any supplemental budget, in form and substance satisfactory to Lender, delivered by Borrower to Lender pursuant to Section 7.21 hereof.

     BUSINESS DAY shall mean any day on which Lender and JP Morgan Chase & Co. are open for business.

     CAPITAL EXPENDITURES shall mean, for any period, the aggregate expenditures during such period on account of property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected on the Consolidated Balance Sheet.

     CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the Consolidated Balance Sheet.

     CARVE-OUT shall mean the Carve-Out, as defined in the Interim Order or the Final Order, as applicable.

     CASE(s) shall have the meaning set forth in the Introductory Statements.

     CASH MANAGEMENT ORDER shall mean the Cash Management Order relating to the cash management system of the SF Companies to be entered by the Bankruptcy Court.

     CHANGE IN CONTROL shall mean, except as permitted pursuant to Section 7.9(e) hereof, any transaction or event as a result of which Archibald ceases, either directly or indirectly, to own one hundred percent (100%) of the issued and outstanding capital stock of any SF Company.

     CHASE BANK RATE shall mean the rate of interest per annum announced by JP Morgan Chase & Co. from time to time as its "prime rate" in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by JP Morgan Chase & Co. to its borrowers.)

     CLOSING DATE shall mean the date on which this Agreement is executed and delivered by the SF Companies and Lender.

     COLLATERAL shall mean all existing and future Accounts, Inventory and the Proceeds of any of the foregoing.

     COLLECTION ACCOUNTS shall mean those Deposit Accounts maintained by the SF Companies for the collection of proceeds from the Depository Accounts or for the collection of cash proceeds of Collateral (through the operation of a lockbox or otherwise).

     COMMITTEE shall mean, collectively, the official committee of unsecured creditors (if any) appointed for the SF Companies in the Case.

     CONSENSUAL PLAN shall mean a plan of reorganization or liquidation for the SF Companies that has been accepted by the class containing Lender and has not been modified pursuant to Section 1127 of the Bankruptcy Code or otherwise without the consent of Lender.

     CONSOLIDATED shall mean the resultant consolidation of the financial statements of SF Parent and its Subsidiaries in accordance with GAAP.

     CONSOLIDATED BALANCE SHEET shall mean a Consolidated balance sheet, eliminating all inter-company transactions and prepared in accordance with GAAP.

     CONSOLIDATING BALANCE SHEET shall mean a Consolidated Balance Sheet plus individual balance sheets for each Subsidiary of SF Parent and each of their respective Subsidiaries, showing all eliminations of inter-company transactions and prepared in accordance with GAAP.

     CONSUMMATION DATE shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code), which for purposes of this Agreement shall be no later than the effective date of a Reorganization Plan of the SF Companies or any of the Guarantors that is confirmed pursuant to an order of the Bankruptcy Court.

     CREDIT CARD AGREEMENT shall mean any credit card processor agreement or irrevocable assignment executed and delivered by a SF Company and a credit card processor and Lender in connection with this Agreement, as the same may from time to time be amended, restated or otherwise modified.

     CREDIT PARTIES shall mean Archibald, Archibald Canada, SF Parent, Borrower, SF Properties and SF Candy, and any other Person that shall guarantee the Obligations or grant a security interest to Lender to secure the Obligations.

     DEFAULT shall mean any event that, with lapse of time or notice or lapse of time and notice, will constitute an Event of Default if it continues uncured.

     DEFAULT RATE OF INTEREST shall mean a rate of interest equal to 2.00% greater than the interest rate accruing on the Obligations pursuant to Section
8.1 hereof, the Lender shall be entitled to charge Borrower in the manner set forth in Section 8.2 of this Agreement.

     DEPOSIT ACCOUNT shall mean (a) a deposit account, as defined in the UCC,
(b) any other deposit account, and (c) any demand, time, savings, passbook, or a similar account maintained with a bank, savings and loan association, credit union, or similar organization.

     DEPOSITORY ACCOUNTS shall mean those Deposit Accounts maintained by any of the SF Companies for the collection of cash proceeds of Collateral.

     DOCUMENTATION FEE shall mean, subsequent to the Closing Date, Lender's standard fees (and standard fees of Lender's in-house counsel) relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Agreement, the Collateral and/or the Obligations.

     DOLLARS AND $ shall mean lawful money of the United States of America.

     ELIGIBLE INVENTORY shall mean the gross amount of Inventory of Borrower that is subject to a valid, exclusive and first priority (subject to Permitted Encumbrances) and fully perfected security interest in favor of Lender, and determined by the Lender in its reasonable business judgment to be saleable by any SF Company in the ordinary course of business and which, at all times continues to be acceptable to Lender in its reasonable business judgment, LESS, without duplication, (a) work-in-process, (b) raw materials, (c) supplies (other than raw materials and supplies that form part of finished goods), (d) Inventory not present in the United States of America, (e) Inventory returned or rejected by the customers of Borrower (other than goods that are undamaged and resaleable in the normal course of business) and goods to be returned to the suppliers of Borrower, (f) Inventory in transit to third parties (other than Borrower's agents or warehouses), and (g) the amount of any reserve against Inventory established by Lender in its reasonable discretion, including without limitation reserves for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

     ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

     EVENT(s) OF DEFAULT shall have the meaning given to such term in Section
10.1 of this Agreement.

     EXISTING AGENT shall mean the Agent, as defined in the Existing Financing Agreement, under the Existing Financing Agreement.

     EXISTING LENDER shall mean each Lender, as defined in the Existing Financing Agreement, under the Existing Financing Agreement.

     EXISTING FINANCING AGREEMENT shall mean the Financing Agreement among Archibald, Borrower, Existing Lender and the Existing Lenders, dated as of June 28, 2001, and as the same may from time to time be further amended, restated or otherwise modified.

     FILING DATE shall mean November 15, 2001.

     FINAL ORDER shall mean a certified copy of the order of the Bankruptcy Court in substantially the form of EXHIBIT B hereto and otherwise in form and substance satisfactory to Lender.

     GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, PROVIDED that if an SF Company modifies in any material respect its accounting principles and procedures from those in effect on the Closing Date, such SF Company shall provide such statements of reconciliation as shall be in form and substance reasonably acceptable to Lender.

     GENERAL INTANGIBLES shall mean all (a) general intangibles, as defined in the UCC; (b) choses in action, causes of action, all customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, goodwill, computer software, rights to indemnification and tax refunds; and (c) Proceeds of any of the foregoing, irrespective of the form or kind thereof.

     GUARANTY shall mean the Guaranty of Payment, dated as of the Closing Date, in form and substance satisfactory to Lender, executed and delivered to Lender by Archibald, and any other Guaranty that shall be executed and delivered to Lender in connection with this Agreement subsequent to the Closing Date or any other guaranty of the Obligations hereunder, as the same may from time to time be amended, restated or otherwise modified.

     GUARANTOR shall mean Parent, Archibald, Archibald Canada, and each SF Guarantor, which are each guaranteeing the Obligations, and any other Person that shall execute and deliver a Guaranty to Lender.

     INDEBTEDNESS shall mean, for any SF Company (excluding in all cases trade payables payable in the ordinary course of business by such SF Company), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit, banker's acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (e) all synthetic leases, (f) all lease obligations that have been or should be capitalized on the books of such SF Company in accordance with GAAP,
(g) all obligations of such SF Company with respect to asset securitization financing programs to the extent that there is recourse against such SF Company or such SF Company is liable (contingent or otherwise) under any such program,
(h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such SF Company to finance its operations or capital requirements.

     INDENTURE shall mean the Indenture, dated as of July 2, 1997, between Archibald and the Trustee, as amended or supplemented prior to the Closing Date and as further amended, restated, supplemented or refinanced in accordance with the terms hereof.

     INTERIM ORDER shall mean a certified copy of the order of the Bankruptcy Court in substantially the same form as EXHIBIT A hereto and otherwise in form and substance satisfactory to Lender.

     INVENTORY shall mean all present and hereafter acquired (a) inventory, as defined in the UCC, and all additions, substitutions and replacements thereof, wherever located, (b) general intangibles to the extent relating to any and all of the foregoing, including books and records and any electronic media and software to the extent relating thereto and (c) all Proceeds of any and all of the foregoing of whatever sort.

     ISSUING BANK shall mean any bank issuing a Letter of Credit.

     LENDER'S BANK ACCOUNT shall have the meaning provided for in Section 3.5 of this Agreement.

     LETTERS OF CREDIT shall mean all letters of credit issued for or on behalf of Borrower with the assistance of Lender by the Issuing Bank.

     LETTER OF CREDIT GUARANTY shall mean any guaranty delivered by Lender to the Issuing Bank of the reimbursement obligation of Borrower under such Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document.

     LETTER OF CREDIT GUARANTY FEE shall mean the fee that Lender may charge Borrower under Section 8.3 of this Agreement for issuing a Letter of Credit Guaranty or otherwise assisting Borrower in obtaining Letters of Credit.

     LETTER OF CREDIT SUB-LINE shall mean the commitment of the Lenders to assist Borrower in obtaining Letters of Credit up to an aggregate face amount equal to $500,000.

     LIEN shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

     LINE OF CREDIT FEE shall mean, for any month, the product obtained by multiplying (a) (i) the Revolving Line of Credit determined as of the close of business on the first day of such month for the preceding month, MINUS (ii) the average daily principal balance of Revolving Loans and the average daily face amount of Letters of Credit outstanding during such preceding month, TIMES
(b) 0.375% per annum for the number of days in such preceding month.

     LOAN DOCUMENTS shall mean this Agreement, each Guaranty, each of the Security Documents, each blocked account agreement, each Credit Card Agreement, all documentation relating to each Letter of Credit, the other closing documents executed by the Credit Parties and any other ancillary loan and security agreements executed by the Credit Parties from time to time in connection with this Agreement, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

     MATERIAL ADVERSE EFFECT shall mean a material adverse effect on any of (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower; (b) the business, condition (financial or otherwise), operations, performance, properties or prospects of the SF Companies and their respective Subsidiaries taken as a whole; (c) the value of the Collateral taken as a whole; or (d) the ability of Lender to enforce the Obligations or its rights and remedies under this Agreement or any of the other Loan Documents.

     MATURITY DATE shall mean November 15, 2002.

     NOTES shall mean each of the Notes, as defined in the Indenture, issued pursuant to the Indenture.

     NOTEHOLDERS shall mean the holders of the Notes, together with their successors, assigns or subsequent transferees.

     OBLIGATIONS shall mean: (a) all loans and advances made by Lender to Borrower or to others for the account of Borrower (including, without limitation, all Revolving Loans and all unreimbursed payments made by Lender with respect to Letters of Credit) in connection with this Agreement; and (b) any and all other indebtedness, obligations and liabilities which may be owed by any SF Company to Lender arising out of, or incurred in connection with, this Agreement or any of the other Loan Documents (including all Out-of-Pocket Expenses), whether (i) now in existence or incurred by the SF Companies from time to time hereafter; (ii) secured by a pledge, Lien upon or security interest in any of the assets or property of each of the SF Companies or the assets or property of any other person, firm, entity or corporation; (iii) such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect; or (iv) any SF Company is liable to Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise.

     OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

     ORDERS shall mean the Interim Order and the Final Order.

     OUT-OF-POCKET EXPENSES shall mean all of present and future reasonable out-of-pocket expenses of Lender incurred in connection with this Agreement and the other Loan Documents, including, without limitation, (a) the cost of lien searches (including tax lien and judgment lien searches), pending litigation searches and similar items, (b) fees and taxes imposed in connection with the filing of any financing statements or other personal property security documents; (c) all costs and expenses incurred by Lender in opening and maintaining the Depository Accounts and any related lockboxes, depositing checks, and receiving and transferring funds (including charges imposed on Lender for "insufficient funds" and the return of deposited checks); (d) any amounts paid by, incurred by or charged to Lender by an Issuing Bank under any Letter of Credit or the reimbursement agreement relating thereto, application for Letter of Credit or other like document which pertains either directly or indirectly to Letters of Credit, and Lender's standard fees relating to the Letters of Credit and any drafts thereunder; (e) title insurance premiums, real estate survey costs, note taxes, intangible taxes and mortgage or recording taxes and fees; (f) all travel, meal and lodging expenses of personnel of Lender incurred in connection with the examination, inspection, verification and valuation of the books and records of any of the SF Companies and the Collateral; (g) all expenses, costs and fees incurred by Lender in connection with any action taken under Section 10.3 hereof; and (h) without duplication, all costs and expenses incurred by Lender in connection with the collection, liquidation, enforcement, protection and defense of the Obligations, the Collateral and the rights of Lender under this Agreement, and all disbursements and fees of outside counsel to Lender, including but not limited to such fees and disbursements incurred as a result of the Cases and in any appeals arising therefrom whether incurred before, during or after the termination of this Agreement.

     OVERADVANCE shall mean an amount equal to $1,000,000.

     PARENT shall mean Fannie May Holdings, Inc., a Delaware corporation, together with its successors and assigns.

     PERMITTED ENCUMBRANCES shall mean: (a) validly perfected, nonavoidable Liens existing on the Closing Date and set forth on SCHEDULE 1.1(a) attached hereto; (b) any and all pre-petition Liens granted pursuant to or in connection with the Indenture and the Existing Financing Agreement; (c) postpetition liens of landlords and liens of carriers, warehousemen, processors, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens, and with respect to which adequate reserves or other appropriate provisions are being maintained by the Credit Parties in accordance with GAAP); (d) pledges or deposits made (and the liens thereon) in the ordinary course of business of the SF Companies (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and performance, release and appeal bonds) in connection with workers' compensation, unemployment insurance, old age pensions and other types of social security benefits or to secure the performance of tenders, bids, fee and expense arrangements, contracts (other than for the repayment or guaranty of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (e) Liens granted to Lender by the SF Companies in connection with this Agreement; (f) liens for postpetition Taxes not yet due and payable (or that are being contested in good faith, by appropriate proceedings or other appropriate actions that are sufficient to prevent imminent foreclosure of such liens, and with respect to which adequate reserves or other appropriate provisions are being maintained by the SF Companies in accordance with GAAP), but only if such liens (i) are not senior to the liens granted by the SF Companies to Lender, or (ii) do not secure taxes owed to the United States of America or any department thereof, or to any State authority if applicable State law provides for the priority of tax liens in a manner similar to the laws of the United States of America, as further set forth in Section 7.6 hereof; (g) leases or subleases granted to others not interfering in any material respect with the business of any SF Company; (h) customary postpetition rights of set-off, revocation, refund or chargeback under deposit agreements or under the uniform commercial code of banks or other financial institutions where any of the SF Companies or any of their respective Subsidiaries maintain deposits in the ordinary course of business; (i) postpetition liens arising with respect to equipment of any of the SF Companies in connection with Operating Leases relating to such equipment; and (j) postpetition liens arising by operation of law on insurance policies and proceeds thereof to secure premiums thereunder.

     PERMITTED INDEBTEDNESS shall mean (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for finished goods, supplies, equipment, services, Taxes or labor; (b) Indebtedness secured by Purchase Money Liens not exceeding an aggregate outstanding principal amount of $100,000; (c) Indebtedness arising under the Letters of Credit and this Agreement; (d) deferred Taxes and other expenses incurred in the ordinary course of business; (e) other Indebtedness existing on the date of execution of this Agreement and listed on SCHEDULE 1.1(b) attached hereto; and (f) loans and advances permitted pursuant to Section 7.9(i).

     PERSON shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

     PLEDGE AGREEMENT shall mean the Pledge Agreement, dated as of June 28, 2001, executed and delivered by Parent to Existing Lender, for the benefit of the Existing Lenders, in connection with the Existing Financing Agreement, as amended to extend the security interest created thereby to secure the Obligations hereunder, as the same may from time to time be further amended, restated or otherwise modified.

     PRE-PETITION COLLATERAL shall mean all of the collateral in which the SF Companies granted Liens pursuant to the Existing Financing Agreement to secure the obligations under the Existing Financing Agreement to the extent such Liens are valid, perfected and nonavoidable on the Filing Date.

     PRE-PETITION OBLIGATIONS shall mean all obligations owing by any of the SF Companies to the Existing Lenders under the Existing Financing Agreement.

     PRE-PETITION PAYMENT shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any Pre-Petition Obligation or trade payables or other pre-petition claims against any SF Company (including, without limitation, reclamation claims that arose prior to the commencement of the Cases).

     PROCEEDS shall mean (a) any proceeds, as defined in the UCC, and (b) whatever is received upon the sale, exchange, collection, or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds includes, without limitation, moneys, checks, and deposit accounts. Proceeds includes, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral. Except as expressly authorized in this Agreement, Lender's right to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of Lender to a sale, exchange, collection, or other disposition by any SF Company of any or all of the Collateral.

     PURCHASE MONEY LIENS shall mean liens on any item of equipment acquired by any of the SF Companies after the date of this Agreement to secure Indebtedness incurred to finance such acquisition, provided that each such lien shall attach only to the equipment acquired.

     REORGANIZATION PLAN shall mean a plan of reorganization in any of the Cases.

     REQUIRED INSURANCE shall have the meaning provided for in Section 7.5(a) of this Agreement.

     REVOLVING LINE OF CREDIT shall mean the commitment of Lender to make Revolving Loans to Borrower pursuant to Section 3 of this Agreement and assist Borrower in opening Letters of Credit pursuant to Section 5 of this Agreement, in an aggregate amount equal to the lesser of (a) $2,000,000 and (b) the Borrowing Base.

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

     REVOLVING LOAN ACCOUNT shall have the meaning provided for in Section 3.6 of this Agreement.

     REVOLVING LOANS shall mean the loans and advances made to Borrower from time to time by Lender pursuant to Section 3 of this Agreement.

     SECURITY AGREEMENT shall mean each Security Agreement (or, in the case of Archibald Canada, Hypothec on Movable Property), dated as of June 28, 2001, executed and delivered by Parent, Archibald and Archibald Canada, respectively, to Existing Agent, for the benefit of the Existing Lenders, in connection with the Existing Financing Agreement, as modified to extend the security interest created thereby to secure the Obligations hereunder, as any of the foregoing may from time to time be further amended, restated or otherwise modified.

     SECURITY DOCUMENTS shall mean each Security Agreement, each Pledge Agreement, each UCC financing statement executed in connection therewith or securing any interest created in any of the foregoing documents, and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

     SF COMPANIES shall mean Borrower, SF Parent, SF Properties, SF Candy and any and all of their respective Subsidiaries.

     SF COMPANY shall mean any of Borrower, SF Parent, SF Properties, SF Candy or any of their respective Subsidiaries.

     SUBSIDIARY of a Credit Party or any of its Subsidiaries shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by a Credit Party or by one or more other subsidiaries of such Credit Party or by such Credit Party and one or more subsidiaries of such Credit Party; (b) a partnership or limited liability company of which a Credit Party, one or more other subsidiaries of such Credit Party or such Credit Party and one or more subsidiaries of such Credit Party, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof; or (c) any other Person (other than a corporation) in which a Credit Party, one or more other subsidiaries of such Credit Party or such Credit Party and one or more subsidiaries of such Credit Party, directly or indirectly, has at least a majority interest in the Voting Power or the power to direct the policies, management and affairs thereof.

     SUPER-PRIORITY CLAIM shall mean a claim against any SF Company in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

     TAXES shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be owed by any SF Company with respect to its business, operations, Collateral or otherwise.

     TERMINATION DATE shall mean the earliest to occur of (a) the Maturity Date,
(b) the Consummation Date, or (c) the acceleration of the Revolving Loans and the termination of the Revolving Line of Credit in accordance with the terms hereof.

     TRADE ACCOUNTS RECEIVABLE shall mean that portion of the Accounts of Borrower that arises from the sale of Inventory or the rendition of services in the ordinary course of business.

     TRUSTEE shall mean The Bank of New York, as trustee for each Holder (as defined in the Indenture) under the Indenture, together with its successors and assigns.

     UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the state of Illinois.

     VOTING POWER shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

     1.2 The foregoing definitions shall be applicable to the singular and plural of the foregoing defined terms. Any accounting term not specifically defined in this Section 1 shall have the meaning ascribed thereto by GAAP. Unless otherwise defined in this Section 1, terms that are defined in the UCC, as in effect from time to time, are used herein as so defined.

SECTION 2. CONDITIONS PRECEDENT

     2.1 The obligation of Lender to make an initial Revolving Loan hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of any such Revolving Loan, of the following conditions precedent:

     (a) LIEN SEARCHES - Lender shall have received updated UCC searches satisfactory to Lender for each of the SF Companies with respect to its jurisdiction of organization.

     (b) CASUALTY INSURANCE - The Credit Parties shall have delivered to Lender evidence reasonably satisfactory to Lender that casualty insurance policies listing Lender as loss payee or mortgagee with respect to the Collateral, as the case may be, are in full force and effect, all as set forth in Section 7.5 of this Agreement.

     (c) GUARANTIES - Borrower shall have delivered to Lender a Guaranty, dated as of the Closing Date, executed by Archibald. Borrower shall have also delivered to Lender written evidence, in form and substance satisfactory to Lender, to amend each of the Guaranties, executed and delivered to Existing Agent, for the benefit of the Existing Lenders, by Parent and Archibald Canada, respectively, to guarantee the Obligations secured by Parent and Archibald Canada, as the case may be, in connection herewith.

     (d) SECURITY AGREEMENTS - Borrower shall have delivered to Lender written evidence, in form and substance satisfactory to Lender, to amend each of the Security Agreements, executed and delivered to Existing Agent, for the benefit of the Existing Lenders, by Parent, Archibald and

Archibald Canada, respectively, to extend the security interest granted thereunder to secure the Obligations hereunder.

     (e) PLEDGE AGREEMENT - Borrower shall have delivered to Lender a writing, in form and substance satisfactory to Lender, executed by Parent with respect to the Pledge Agreement, dated as of June 28, 2001, executed in connection with the Existing Financing Agreement, to extend the security interest granted thereunder to secure the Obligations hereunder.

     (f) EXISTING FINANCING AGREEMENT - Borrower shall have delivered to Lender a fully executed amendment, in form and substance satisfactory to Lender, to the Existing Financing Agreement.

     (g) CONSENTS - Borrower shall have obtained all necessary written consents to this Agreement and the transactions contemplated herein, including, without limitation, the written consent of the Existing Agent and the Existing Lenders, in form and substance satisfactory to Lender, and Archibald and the Trustee shall have executed the Supplement to the Indenture contemplated by Archibald's November 2, 2001 Consent Solicitation Statement.

     (h) OPINIONS - Borrower shall have delivered to Lender an opinion of counsel for the SF Companies, in form and substance satisfactory to Lender.

     (i) ADDITIONAL DOCUMENTS - Borrower shall have executed and delivered to Lender all other instruments, documents or agreements necessary to consummate the lending arrangement contemplated herein.

     (j) RESOLUTIONS - Borrower shall have delivered to Lender a copy of the resolutions of the Board of Directors of each Credit Party authorizing the execution, delivery and performance of the Loan Documents to be executed by such Credit Party certified by the Secretary or Assistant Secretary of such Credit Party, as of the Closing Date, together with a certificate of such Secretary or Assistant Secretary as to the incumbency and signature of the officer(s) executing the Loan Documents on behalf of such Credit Party.

     (k) ORGANIZATIONAL DOCUMENTS AND GOOD STANDING CERTIFICATES - Borrower shall have delivered to Lender a copy of the Articles of Incorporation of each Credit Party, certified by the applicable authority in the State of incorporation of such Credit Party and copies of the by-laws (as amended through the date hereof) of such Credit Party, certified by the Secretary or an Assistant Secretary thereof. Borrower shall have delivered to Lender a good standing certificate for each Credit Party, issued on or about the Closing Date by the Secretary of State in the state where such Credit Party is incorporated or formed.

     (l) DISBURSEMENT AUTHORIZATION - Borrower shall have delivered to Lender all information necessary for Lender to issue wire transfer instructions for the initial and subsequent Revolving Loans to be made under this Agreement, including disbursement authorizations in form acceptable to Lender.

     (m) EXAMINATION & VERIFICATION; AVAILABILITY - Lender shall have received and be satisfied with the updated balance sheet, income statement, cash flow and Availability projections of Borrower for not less than 12 months following the Closing Date.

     (n) COLLECTION ACCOUNTS; PAYMENT DIRECTION; CREDIT CARD AGREEMENTS - The cash management system of the Credit Parties shall be satisfactory to Lender. Borrower shall have delivered to Lender a blocked account agreement, in form and substance satisfactory to Lender, for each financial institution at which a Collection Account is maintained on the Closing Date. Borrower shall have delivered to Lender a fully executed Credit Card Agreement, in form and substance satisfactory to Lender, with respect to each credit card processor of each SF Company; provided, however, that Borrower shall use commercially reasonable efforts to deliver the Credit Card Agreement with the credit card processor in Canada on or before December 15, 2001.

     (o) FEES - Borrower shall have paid all fees described in Section 8.7 hereof.

     (p) INTERIM ORDER At the time of the making of the initial Revolving Loans or at the time of the issuance of the initial Letters of Credit, whichever first occurs, the Interim Order shall have been entered by the Bankruptcy Court, and Lender shall have received a certified copy of the Interim Order, which shall be in full force and effect and shall not have been reversed, stayed, modified, amended or appealed.

     (q) FIRST DAY ORDERS All of the "first day orders" entered by the Bankruptcy Court in connection with the commencement of the Cases shall be in form and substance satisfactory to Lender.

     (r) BUDGET Borrower shall have delivered to Lender the Budget.

     (s) AGREEMENT Borrower and each of the SF Guarantors shall have duly executed and delivered to Lender this Agreement.

     2.2 The obligation of Lender to make any Revolving Loan to Borrower or to assist Borrower in the issuance of any Letter of Credit after the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such loan or providing such assistance, of the following conditions precedent:

     (a) No Default or Event of Default shall have occurred and remain outstanding;

     (b) All representations and warranties made by each of the SF Companies in this Agreement shall be true and correct in all material respects; and

     (c) After giving effect to such loan or assistance, the aggregate amount of the Obligations and the undrawn face amount of all Letters of Credit outstanding hereunder will not exceed the Revolving Line of Credit.

     All of the representations and warranties made by Borrower in this Agreement shall be deemed to be remade by Borrower each time that Borrower requests a Revolving Loan or a Letter of Credit hereunder as of such date (or, if such representation is made as of a specific date, then as of such date), and each such request shall also constitute, unless otherwise disclosed in writing to Lender, a representation and warranty by Borrower that, after giving effect to the requested advance, no Default or Event of Default has occurred or will occur, and (with respect to a Revolving Loan) that such requested Revolving Loan is within the Revolving Line of Credit and Availability of Borrower.

SECTION 3. REVOLVING LOANS

     3.1 Lender agrees, subject to the terms and conditions of this Agreement, to make Revolving Loans to Borrower up to the Revolving Line of Credit, PROVIDED
THAT:

     (a) in no event shall Borrower be entitled to request a Revolving Loan if the amount of such Revolving Loan would exceed the Availability on the date of such request;

     (b) Borrower shall be entitled hereunder to borrow, repay and re-borrow Revolving Loans;

     (c) the Interim Order, or the Final Order, as the case may be, shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of Lender; and

     (d) if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Revolving Loans nor the issuance of any Letter of Credit nor the performance by Borrower or any SF Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

     3.2 Any request for a Revolving Loan must be received by an officer of Lender no later than 11:00 a.m., Chicago time, on the Business Day on which such Revolving Loan is requested.

     3.3 Borrower shall provide to Lender all of the schedules, reports and other information described in Sections 7.8(a) and 7.8(b) of this Agreement. Failure to provide Lender with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted to Lender. Borrower hereby authorizes Lender to regard Borrower's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of Borrower's authorized officers.

     3.4 Borrower hereby represents and warrants to Lender that: (a) each Trade Account Receivable is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made in the ordinary course of business; (b) the Inventory of Borrower being sold and the Trade Accounts Receivable created thereby are the exclusive property of Borrower and are not subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; (c) the invoices evidencing such Trade Accounts Receivable are in the name of Borrower; and (d) the customers of Borrower have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business of which Borrower has advised Lender pursuant to Section 7.8(c) hereof. Borrower also acknowledges and confirms to

Lender that any and all Taxes or fees relating to its business, its sales, the Accounts or Inventory relating thereto, are Borrower's sole responsibility and that same will be paid by Borrower when due, subject to Section 7.6 of this Agreement, and that none of said Taxes or fees represent a lien on or claim against the Accounts other than Permitted Encumbrances. Borrower covenants that Borrower will not acquire any Inventory on a consignment basis, nor co-mingle its Inventory with any goods of its customers or any other person (whether pursuant to any bill and hold sale or otherwise), unless Borrower has advised Lender of such arrangement in writing. Borrower agrees to maintain such books and records regarding its Accounts and Inventory as Lender may reasonably require and agrees that the books and records of Borrower will reflect the interest of Lender in such Accounts and Inventory.

     3.5 Each SF Company may and shall enforce, collect and receive all Accounts and other Proceeds from sales of such SF Company's Inventory at the expense of such SF Company. The SF Companies shall have established lockboxes and corresponding Collection Accounts for the collection of the Accounts of the SF Companies and the deposit of the Proceeds of the Collateral. Each SF Company shall direct its account debtors to send payments on all of its Accounts directly to the lockbox permitted hereunder for such SF Company and all invoices for sales of Inventory on account shall contain the address of the lockbox as the address for remittance of payment. Notwithstanding the foregoing, should an SF Company ever receive any checks, cash, notes or other instruments or property with respect to sales of its Inventory, such Proceeds shall be held by such SF Company in trust for Lender and, except for an amount of such Proceeds not exceeding $500 at each store location, deposited directly into a Depository Account on the Business Day received. The SF Companies shall cause all funds in the Depository Accounts in excess of $500 to be transferred into a Collection Account on a daily basis. At the end of each Business Day, all funds that remain on deposit in each of the Collection Accounts shall be wire transferred to Lender's bank account at JP Morgan Chase & Co. in New York City or its primary banking subsidiary (the "LENDER'S BANK ACCOUNT") for application against the Obligations owed by the SF Companies to Lender in accordance with the terms hereof. Each SF Company agrees to take all actions reasonably required by Lender or any financial institution at which a Depository Account or Collection Account is maintained in order to effectuate the transfer of funds contemplated above. All amounts received from the Collection Accounts and any other Proceeds of the Collateral deposited into the Lender's Bank Account will, for purposes of calculating Availability, be credited to the Revolving Loan Account on the date on which Lender is notified of the receipt of "collected funds" in the Lender's Bank Account. No checks, drafts or other instrument received by Lender shall constitute final payment to Lender unless and until such instruments have actually been collected.

     3.6 Lender shall maintain a separate account on its books in the name of Borrower (the "REVOLVING LOAN ACCOUNT") in which Borrower will be charged with all loans and advances made by Lender to Borrower or for the account of Borrower, and with any other Obligations, including any and all Out-of-Pocket Expenses. The Revolving Loan Account will be credited with all amounts received by Lender from the Collection Accounts or from others for the account of Borrower, including, as set forth above, all amounts received by Lender in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any Accounts or other security granted to or by any of the Credit Parties be a prerequisite to the right of Lender or any Lender to demand payment of any of the

Obligations. In addition, Borrower agrees that neither Lender nor any Lender shall have any obligation whatsoever to perform in any respect any of the contracts or obligations relating to the Accounts.

     3.7 After the end of each month, Lender shall promptly send Borrower a statement showing the accounting for the charges, loans, advances and other transactions occurring between Lender and Borrower during that month. The monthly statements shall be deemed correct and binding (absent manifest error) upon Borrower and shall constitute an account stated between Borrower and each Lender unless Lender receives a written statement of the exceptions from Borrower or any Lender within 60 days of the date of such monthly statement.

     3.8 If at any time (a) the sum of all outstanding Revolving Loans and the undrawn face amount of all issued and outstanding Letters of Credit exceed the Revolving Line of Credit, or (b) Availability of Borrower is less than zero, the amount of such excess (in the case of clause (a)) or the amount of the Obligations required to be repaid to make Availability equal to zero (in the case of clause (b)), shall be immediately due and payable to Lender.

     3.9 Borrower shall have the right at any time or from time to time to prepay all or any part of the principal amount of the Revolving Loans then outstanding, as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment. Borrower shall give Lender notice of prepayment of any Revolving Loan by not later than 11:00 a.m. (Chicago, Illinois time) on the Business Day such prepayment is to be made. Prepayments of any of the Revolving Loans shall be without any premium or penalty.

SECTION 4. INCREASED CAPITAL; TAXES

     4.1 If Lender shall have determined, after the Closing Date, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which Lender (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, within 15 days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as shall compensate Lender (or its holding company) for such reduction. Lender shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to Lender. A certificate of Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder in reasonable detail shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods. Failure on the part of Lender to demand compensation for any reduction in return on capital with respect to any period within 180 days of such demand shall not constitute a waiver of Lender's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to Lender regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition that shall have been imposed.

     4.2 All payments by Borrower of principal of, and interest on, the Obligations and all other amounts payable under this Agreement will be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding taxes imposed on or measured by any net or gross income or receipts of Lender and any franchise, doing business or similar taxes imposed on Lender by the United States or by a taxing authority in which Lender has its principal office or lending office, and any taxes imposed by reason of Lender not being a U.S. person as defined in Internal Revenue Code Section 7701(a)(30) (such non-excluded items being called "NON-EXCLUDED TAXES"). In the event that any withholding or deduction from any payment to be made by Borrower under this Agreement is required in respect of any Non-Excluded Taxes under applicable law, rule or regulation, then Borrower shall:

     (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

     (b) promptly forward to Lender an official receipt or other documentation satisfactory to Lender evidencing such payment to such authority; and

     (c) pay to Lender any additional amount necessary to ensure that the net amount actually received by Lender will equal the full amount Lender would have received had not such withholding or deduction been required.

     Moreover, if any Non-Excluded Taxes are directly asserted against Lender with respect to any payment received by Lender under this Agreement, Lender may pay such Non-Excluded Taxes and Borrower will promptly pay any additional amount (including any penalties, interest or expenses) necessary in order that the net amount received by Lender after the payment of such Non-Excluded Taxes (including any Non-Excluded Taxes on such additional amount) equals that amount Lender would have received had such Non-Excluded Taxes not been asserted. If Borrower fails to pay any Non-Excluded Taxes (other than any such taxes which (i) are being contested by Borrower in good faith and by appropriate proceedings and (ii) if not paid, will not result in the imposition of any penalty on Lender) when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower will compensate Lender for and hold Lender harmless against, any incremental Non-Excluded Taxes, interest or penalties that may become payable as a result of such failure. Notwithstanding anything in the this Agreement to the contrary, no assignee of Lender shall be entitled to receive a greater payment for Taxes than Lender would have been entitled to receive with respect to the rights assigned hereunder, unless such assignment shall have been made at a time when the circumstances (including a change in law) giving rise to such greater payment did not exist or had not yet occurred.

SECTION 5. LETTERS OF CREDIT

     In order to assist Borrower in establishing or opening Letters of Credit with an Issuing Bank, Borrower shall have requested that Lender join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of a Letter of Credit Guaranty, thereby lending the credit of the Lender to Borrower, and Lender has agreed to do so. These arrangements shall be handled by Lender subject to the terms and conditions set forth below.

     5.1 Within the Revolving Line of Credit and subject to Availability, Lender shall assist Borrower in obtaining Letters of Credit in an aggregate face amount outstanding at any time not to exceed the Letter of Credit Sub-Line. Lender's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in Lender's sole discretion. It is understood that the terms, conditions and purpose of each Letter of Credit (and any modifications thereof) shall be subject to the prior approval of Lender in the exercise of its reasonable discretion. Notwithstanding anything herein to the contrary, upon the occurrence of a Default or an Event of Default, the assistance of Lender in connection with any Letter of Credit Guaranty shall be in Lender's sole discretion until such Default or Event of Default is waived. The undrawn face amount of any Letter of Credit shall be reserved dollar-for-dollar from Availability as an Availability Reserve.

     5.2 Lender shall have the right, without notice to Borrower, to charge the Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by Lender under any Letter of Credit Guaranty at the earlier of (a) payment by Lender under such Letter of Credit Guaranty, (b) the occurrence of an Event of Default or (c) the termination of the Revolving Line of Credit or this Agreement. Any amount charged to the Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8.1 (or Section 8.2, if applicable) of this Agreement.

     5.3 Borrower unconditionally agrees to indemnify Lender against, and hold Lender harmless from, any and all loss, claim or liability incurred by Lender arising from any transactions or occurrences relating to Letters of Credit established or opened for the account of Borrower, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by an Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence, bad faith or willful misconduct by Lender with respect to a Letter of Credit Guaranty. This indemnity shall survive the termination of this Agreement and the repayment of the Obligations. Borrower further agrees to hold Lender harmless from any errors or omission, negligence or misconduct by an Issuing Bank. Borrower agrees that any charges incurred by Lender for Borrower's account by an Issuing Bank shall be conclusive and binding upon Borrower.

     5.4 Lender shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or (h) any breach of contract between the shipper or vendors and any of Borrower. Furthermore, without being limited by the foregoing, Lender shall not be responsible for any act or omission with respect to or in connection with any Collateral.

     5.5 Borrower agrees that any action taken by Lender, if taken in good faith, or any action taken by an Issuing Bank of whatever nature, under or in connection with the Letters of Credit, the guaranties, the drafts or acceptances, or the Collateral, shall be binding on Borrower and shall not put Lender in any resulting liability to Borrower. In furtherance thereof but subject to Section 5.6 below, Lender shall have the full right and authority to:
(a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the sole name of Lender, and an Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Lender, all without any notice to or any consent from Borrower.

     5.6 Without Lender's express written consent, Borrower agrees: (a) not to
(i) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, (ii) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents, or (iii) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not waived, not to (i) clear and resolve any questions of non-compliance of documents or (ii) give any instructions as to acceptances or rejection of any documents or goods.

     5.7 Borrower agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will be promptly procured, that all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral or the financing thereof will be promptly and fully complied with in all material respects, and that any certificates in that regard that Lender may at any time request in writing will be promptly furnished. Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies pertaining to the importation and delivery of the Collateral. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the risk, liability and responsibility of Borrower.

     5.8 Upon any payments made to an Issuing Bank under a Letter of Credit Guaranty, Lender shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by Borrower to an Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to Lender and apply in all respects to Lender and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6. COLLATERAL

     6.1 As security for the prompt payment in full of all of the Obligations and the Adequate Protection Obligation and for the other purposes set forth in the Orders, Borrower hereby pledges and grants to Lender a continuing general lien upon, and security interest in, all of its Collateral, and as security for its obligations under its guaranty set forth in Section 12 hereof and for the other purposes set forth in the Orders, each SF Guarantor hereby pledges and grants to Lender a continuing general lien upon, and security interest in, all of its Collateral.

     6.2 The security interests granted hereunder shall extend and attach to:

     (a) All Collateral that is presently in existence and that is owned by any SF Company or in which such SF Company has any interest, whether held by such SF Company or by others for such SF Company's account; and

     (b) All Inventory of any SF Company and any portion thereof that may be returned, rejected, reclaimed or repossessed by either Lender or such SF Company from such SF Company's customers.

     6.3 Each SF Company agrees to safeguard, protect and hold all Inventory for the account of Lender, and make no disposition thereof except for shipments and sales of Inventory to customers of such SF Company in the ordinary course of such SF Company's business, on commercially reasonable terms consistent with such SF Company's past practices, and going out of business sales, PROVIDED that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to Lender by deposit in a Depository Account or a Collection Account. Upon Lender's prior written notice after the occurrence of an Event of Default and acceleration of the Obligations under Section 10.2 hereof, and until such time as such Event of Default is waived, no disposition or shipment shall be made of the Inventory of any SF Company by any SF Company. Consignment sales or sales of Inventory of any SF Company in which a lien upon, or security interest in, such Inventory is retained by such SF Company shall be made by such SF Company only with the approval of Lender, and the Proceeds of such sales or sales of such Inventory for cash shall be held by such SF Company in trust for Lender as Lender's exclusive property, and shall be delivered immediately by such SF Company to Lender in the identical form received by such SF Company by deposit to a Depository Account or a Collection Account. Upon the sale, exchange, or other disposition of Inventory of any SF Company, as herein provided, the security interest in such Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all Proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition.

     6.4 The rights and security interests granted hereunder to Lender shall continue in full force and effect, notwithstanding the termination of this Agreement or that either or both of the Revolving Loan Accounts may from time to time be temporarily in a credit position, until the final payment in full to Lender of all Obligations and the termination of this Agreement.

     6.5 To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guaranty, endorsement, assets or property of any other person, Lender shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies Lender shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the rights of Lender hereunder.

     6.6 Any reserves or balances to the credit of any SF Company and any other property or assets of such SF Company in the possession of Lender may be held by Lender as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due, subject to the terms of this Agreement. The liens and security interests granted herein and any other lien or security interest that Lender may have in any other assets of such SF Company shall secure payment and performance of all now existing and future Obligations. Lender may in its discretion charge any or all of the Obligations to the Revolving Loan Account when due.

     6.7 Each SF Company agrees to maintain its rights in, and the value of, all General Intangibles necessary for the SF Companies to operate their respective businesses, and shall make when due all payments required with respect to any licensed rights.

     6.8 Upon the request of Lender, each SF Company shall promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances and instruments as Lender may require, including, without limitation, financing statements, so as completely to vest in and ensure to Lender of its rights hereunder and in or to the Collateral.

     6.9 Solely for the purpose of enabling Lender to exercise its rights and remedies under this Agreement and the other Loan Documents with respect to the Collateral at such time as the Lender is lawfully entitled to exercise such rights and remedies, each SF Company grants to Lender an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such SF Company) to use, assign, license or sublicense any of such SF Company's general intangibles (including, without limitation, such SF Company's trademarks, service marks, trade names and trade dress or licenses with respect thereto), now owned or hereafter acquired by such SF Company, and wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such licensed items.

     6.10 Lender agrees that so long as no Default or Event of Default shall have occurred, the SF Companies shall be permitted to pay compensation and reimbursement of expenses payable under 11 U.S.C. Sections 330 and 331, and pursuant to any administrative fee order(s) entered by the Bankruptcy Court, as the same may be due and payable, and the same shall not reduce the Carve-Out.

     6.11 Notwithstanding anything to the contrary contained herein, Borrower shall not be permitted to request a Revolving Loan or request the issuance of a Letter of Credit unless the Bankruptcy Court shall have entered the Interim Order.

SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS

     7.1 Each SF Company hereby warrants and represents and/or covenants that:
(a) all financial statements of any SF Company heretofore furnished to Lender present fairly, in all material respects, the financial condition of such SF Company as of the date of such financial statements; (b) each SF Company is a corporation, duly organized and validly existing under the laws of the State of its incorporation, and is qualified to do business in each State where the failure so to qualify would have a Material Adverse Effect; (c) as of the Closing Date hereof, SCHEDULE 7.1 hereto correctly and completely sets forth the chief executive office of each of the Credit Parties, all of the Collateral locations and all trade names used by the Credit Parties; (d) the execution and delivery of this Agreement by each SF Company and the consummation of the transactions contemplated hereby, do not violate any term, provision or covenant contained in the organizational documents of any SF Company (such as the articles of incorporation, by-laws or operating agreement) or any term, provision, covenant or representation contained in any loan agreement, lease, indenture, mortgage, deed of trust, note, security agreement or pledge agreement by which such SF Company or any of such SF Company's assets are bound; (e) except for the Permitted Encumbrances, the security interests granted to Lender herein constitute and shall at all times constitute first priority and exclusive liens on the Collateral; (f) except for the Permitted Encumbrances, the SF Companies are or will be at the time additional Collateral is acquired by any of the SF Companies, the absolute owner of the Collateral with full right to pledge, sell, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (g) each SF Company will at its expense forever warrant and, at Lender's request, defend the Collateral from any and all claims and demands of any other person other than the Permitted Encumbrances; (h) no SF Company will grant, create or permit to exist, any lien upon or security interest in the Collateral, or any Proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and
(i) such SF Company possesses all real and personal property and rights necessary to conduct its business as presently conducted.

     7.2 Each SF Company shall maintain books and records pertaining to the Collateral in such detail, form and scope as Lender shall reasonably require. Each SF Company shall permit Lender and/or its designated agents, accompanied by a single representative or agent of Lender (at such Lender's expense), to enter upon such SF Company's premises upon reasonable prior notice at any time during normal business hours, and from time to time (but unless an Event of Default has occurred and is continuing, no more frequently than four times per fiscal year), to (a) examine and inspect the books and records of such SF Company, and make copies thereof and make extracts therefrom, and (b) verify, inspect, appraise and perform physical counts and other valuations of the Collateral and any and all records pertaining thereto.

     7.3 Borrower agrees to provide to Lender upon the request of Lender, at Borrower's sole cost and expense, an appraisal of any of the Inventory of any of the SF Companies in form and substance satisfactory to Lender from such appraiser acceptable to Lender (but unless an Event of Default has occurred and is continuing, not more than once in any six month period).

     7.4 Each SF Company shall comply with the requirements of all state and federal laws to grant to Lender valid and perfected first priority security interests in the Collateral, subject only to the Permitted Encumbrances. Each SF Company agrees to do whatever Lender reasonably may request from time to time, by way of (A) filing notices of liens, financing statements, amendments, renewals and continuations thereof, (b) cooperating with Lender's designated Lenders and employees, (c) keeping Collateral records, (d) transferring Proceeds of Collateral to Lender's possession in accordance with the terms hereof and (e) performing such further acts as Lender reasonably may require to effect the purposes of this Agreement.

     7.5 (a) Insurance shall be maintained on all of the real and personal property of the SF Companies under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to Lender (the "REQUIRED INSURANCE"). SCHEDULE 7.5 hereto sets forth, as of the Closing Date, all insurance policies, including the Required Insurance, carried for the benefit of the SF Companies and indicates in detail, with respect to each such insurance policy, the amount and type of coverage and the name of the insurance provider thereof (collectively, the "INSURANCE POLICIES") (it being agreed that the amounts, coverage and provider of such Insurance Policies are acceptable to Lender based upon the business and properties of the SF Companies as of the Closing Date). All Insurance Policies to the extent covering the real and personal property of any of the SF Companies are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to Lender, to be made payable to Lender in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as Lender may reasonably require to protect fully the interests of Lender in the real and personal property of any of the SF Companies and to any payments to be made under such policies. All original policies or true copies thereof have been previously delivered to Lender, premium prepaid, with the loss payable endorsement in favor of Lender and providing for not less than 30 days prior written notice to Lender of the exercise of any right of cancellation. Upon the occurrence of an Event of Default that is not waived, Lender shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to Lender, have the sole right, in the name of Lender or any of the SF Companies, as applicable, to file claims under any insurance policies to the extent relating to the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder to the extent relating to the Collateral, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies to the extent relating to the Collateral.

     (b) Unless the SF Companies provide Lender with evidence of the Required Insurance in the manner set forth in Section 7.5(a) above, Lender may purchase insurance at the expense of Borrower to protect the interests of Lender in the Collateral. The insurance purchased by Lender may, but need not, protect the interests of the SF Companies in the Collateral, and therefore such insurance may not pay any claim which the SF Companies make or any claim which is made against any of the SF Companies in connection with the Collateral. Borrower may later request that Lender cancel any insurance purchased by Lender, but only after providing Lender with satisfactory evidence that the SF Companies have the Required Insurance. If Lender purchases insurance covering all or any portion of the Collateral, Borrower shall be responsible for the costs of such insurance, including interest (at the applicable rate set forth hereunder) and other charges accruing on the purchase price therefor, until the effective date of the cancellation or the expiration of the insurance, and Lender may charge all of such costs, interest and other charges to the Revolving Loan Account. The costs of the premiums of any insurance purchased by Lender may exceed the costs of insurance that Borrower may be able to purchase on its own. In the event that Lender purchases insurance, Lender will notify Borrower in writing of such purchase within 30 days after the date of such purchase. If, within 30 days of the date of such notice, Borrower provides Lender with proof that Borrower had the Required Insurance as of the date on which Lender purchased insurance AND Borrower has continued at all times thereafter to have the Required Insurance, then Lender agrees to cancel the insurance purchased by Lender and credit the Revolving Loan Account by the amount of all costs, interest and other charges associated with such insurance previously charged to the Revolving Loan Account.

     (c) In the event of any loss or damage by condemnation, fire or other casualty, insurance proceeds relating to Inventory shall reduce the then outstanding aggregate principal balance of all Revolving Loans.

     (d) Borrower agrees to pay any reasonable costs, fees or expenses that Lender may reasonably incur in connection herewith.

     7.6 Each SF Company shall pay, when due, all postpetition Taxes lawfully levied or assessed upon such SF Company or the Collateral, including, without limitation, all postpetition sales taxes collected by such SF Company on behalf of such SF Company's customers in connection with sales of Inventory. If any postpetition Taxes remain unpaid after such date and the lien, if any, securing such Taxes is not a Permitted Encumbrance, then Lender may, at its election and without curing any Event of Default that may arise as a result thereof, (a) establish an Availability Reserve in the amount of such Taxes or (b) pay such taxes on behalf of such SF Company, and the amount paid by Lender shall become an Obligation which is due and payable on demand by Lender.

     7.7 (a) Each SF Company shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, if the failure to so comply would have a Material Adverse Effect, provided that such SF Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in Lender's reasonable opinion, materially and adversely effect the rights or priorities of Lender in the Collateral.

     (b) Without limiting the generality of subsection (a) above, each SF Company shall comply with all environmental statutes, acts, rules, regulations or orders, as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, if the failure to so comply would have a Material Adverse Effect. Each SF Company agrees to indemnify Lender and to defend and hold Lender harmless, from and against any and all loss, damage, claim, liability, injury or expense which Lender may sustain or incur in connection with any claim or expense asserted against Lender as a result of any environmental pollution, hazardous material or environmental clean-up of any SF Company's owned or leased real property, or any claim or expense which results from such SF Company's operations (including, but not limited to, such SF Company's off-site disposal practices). This indemnification shall survive the termination of this Agreement and the repayment of the Obligations. No SF Company shall be deemed to have breached any provision of this Section 7.7 if (i) the failure to comply with the requirements of this Section 7.7 resulted from good faith error or innocent omission and (ii) the SF Companies promptly commence and diligently pursue a cure of such breach.

     (c) Each SF Company represents and warrants to Lender that (i) none of the operations of any SF Company are the subject of any federal, state or local investigation to determine whether any remedial action is needed to address the presence or disposal of any environmental pollution, hazardous material or environmental clean-up of any of such SF Company's leased real property; (ii) no SF Company has any known contingent liability with respect to any release of any environmental pollution or hazardous material; (iii) each SF Company presently is in compliance with all environmental statutes, acts, rules, regulations or orders applicable to such SF Company's owned or leased real property or the operation of such SF Company's business, except where the failure to be in such compliance would not have a Material Adverse Effect; (iv) no enforcement proceeding, complaint, summons, citation, notice, order, claim, litigation, investigation, letter or other communication from a federal, state or local authority has been filed against or delivered to any SF Company, regarding or involving any release of any environmental pollution or hazardous material on any real property now or previously owned or leased by such SF Company; and (v) to such SF Company's knowledge, each SF Company has obtained and maintains all permits, approvals, authorizations and licenses, if any, required by applicable environmental statutes, acts, rules, regulations and orders, except where the failure to have such permits, approvals, authorizations or licenses would not have a Material Adverse Effect.

     7.8 Until termination of this Agreement and payment and satisfaction of all Obligations due hereunder, Borrower agrees that, unless Lender shall have otherwise consented in writing, Borrower shall furnish:

     (a) to Lender, upon the creation of Accounts and the purchase or acquisition of Inventory, solely for Lender's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory (in form and substance reasonably satisfactory to Lender) as Lender reasonably may request, including, without limitation, weekly schedules of Accounts and monthly schedules of Inventory, all in form and substance reasonably satisfactory to Lender, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as Lender reasonably may request, PROVIDED that Lender may, from time to time upon reasonable notice, request schedules of Inventory more frequently;

     (b) to Lender, upon Lender's request, copies of agreements with, or purchase orders from, the customers of any of the SF Companies, and copies of invoices to customers, proof of shipment or delivery, access to its computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral, all as Lender reasonably may request;

     (c) (i) in the collateral schedules provided to Lender pursuant to Section 7.8(a) above, a disclosure of (x) all matters adversely affecting the value, enforceability or collectibility of the Accounts of any of the SF Companies, (y) all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, (z) all matters adversely affecting the value of the Inventory in any material respect, all in such detail and format as Lender reasonably may require, and (ii) as to any such matters with respect to the Accounts and Inventory that may have a Material Adverse Effect, Borrower shall promptly notify Lender;

     (d) to Lender, in such detail as Lender shall reasonably require, (i) at least once each week (but more frequently upon Lender's reasonable request), a borrowing base certificate in form and substance satisfactory to Lender, certified by the president, treasurer or chief financial officer of Borrower (or any other authorized officer satisfactory to Lender), and (ii) on or before the thirtieth (30th) day of each month, a summary of Inventory as of the last day of the preceding month, certified by the president, treasurer or the chief financial officer of Borrower (or any other authorized officer satisfactory to Lender);

     (e) to Lender on Friday of each week cash flow projections of Borrower for the following four weeks, together with a report, in form and substance satisfactory to Lender, that shall detail the costs and expenditures related to each of Borrower's store closings that occurred during the prior week (if any) and the number of Borrower's stores that remain open as of the date of such report, all of which shall be in form and substance satisfactory to Lender;

     (f) to Lender 90 days after the end of each fiscal year of Borrower, a Consolidated Balance Sheet and a Consolidating Balance Sheet as at the close of such year, and statements of profit and loss and cash flow of Borrower for such year, audited by independent public accountants selected by Borrower and reasonably satisfactory to Lender, together with the unqualified opinion of the accountants preparing such financial statements;

     (g) to Lender (i) within 30 days after the end of each month (other than such months in which a fiscal quarter or the fiscal year of Borrower ends) or
(ii) within 45 days after the end of each month in which a fiscal quarter of Borrower ends, a Consolidated Balance Sheet and a Consolidating Balance Sheet as at the end of such month, and statements of profit and loss and cash flow of Borrower for such month, together with a comparison to the same month of the prior fiscal year of Borrower, and for the period commencing on the first day of the current fiscal year through the end of such month, together with a comparison to the same year-to-date period for the previous year of Borrower, certified by the president, treasurer or chief financial officer of Borrower(or any other authorized officer satisfactory to Lender);

     (h) concurrently with the filing or transmission thereof to any third party, deliver to Lender and its counsel copies of all (i) schedules or reports (and any amendment or supplements thereto) required or permitted to be filed or transmitted by Bankruptcy Rules 1007 or 1009, or otherwise required or permitted by the United States Department of Justice, the Office of the United States Attorney General, or the Office of the United States Trustee; (ii) written information with respect to the Obligations, the Pre-Petition Obligations, the Collateral or the Pre-Petition Collateral, or the relationship among Lender and the SF Companies (whether prior to or after the Filing Date); and (iii) written pleadings, motions, applications, financial information, petitions, schedules, reports and other papers and documents filed by or on behalf of any of the SF Companies with respect to any of the Cases (and all amendments or supplements thereto), including, without limitation, all United States Trustee reports, all schedules and reports required by Section 521 of the Bankruptcy Code and Bankruptcy Rules 1007 or 1009, and all fee applications for professionals retained by the Bankruptcy Court pursuant to
Section 327 of the Bankruptcy Code;

     (i) from time to time, such further information regarding the business affairs and financial condition of the Credit Parties as Lender reasonably may request; and

     (j) to Lender, as soon as practicable, and in any event within five Business Days after any SF Company learns of the following, written notice of
(i) any material proceeding (including, without limitation, litigation, investigations, arbitration or governmental proceedings) being instituted or threatened to be instituted by or against an SF Company in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) and (ii) notice that an SF Company's operations are not in compliance with any material requirements of applicable law (with respect to each of CLAUSES (I) and (II) above, except for those proceedings, non-compliance and actions which do not have a reasonable likelihood of having a Material Adverse Effect).

     Each financial statement that Borrower is required to submit pursuant to Sections 7.8(f) and 7.8(g) hereof must be accompanied by an officer's certificate, signed by the president, treasurer or chief financial officer of Borrower (or any other authorized officer satisfactory to Lender), as appropriate, pursuant to which such officer must certify that: (i) the financial statement(s) fairly and accurately present in all material respects the financial condition of Borrower at the end of the particular accounting period, as well as the operating results of Borrower during such accounting period, subject to year-end audit adjustments and in the case of monthly financial statements, the absence of footnotes; and (ii) during the particular accounting period (x) there has occurred no Default or Event of Default under this Agreement, or, if any such officer has knowledge that any such Default or Event of Default has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate, and (y) Borrower has not received any notice of cancellation with respect to its property insurance policies.

     The failure of Borrower to promptly deliver to Lender any schedule, report, statement or other information set forth in this Section 7.8 shall not affect, diminish, modify or otherwise limit the security interest of Lender in the Collateral.

     7.9 Until termination of this Agreement and payment and satisfaction of all Obligations due hereunder, each SF Company agrees that, without the prior written consent of Lender, except as otherwise herein provided, no SF Company will, or will permit any of their respective Subsidiaries, to, or apply to the Bankruptcy Court for authority to:

     (a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

     (b) Incur or create any Indebtedness other than the Permitted Indebtedness and guaranties permitted under Section 7.9(f) hereof;

     (c) Borrow any money on the security of the Collateral from sources other than Lender;

     (d) Sell, lease, assign, transfer or otherwise dispose of (i) any Collateral, except as otherwise specifically permitted by this Agreement, or
(ii) either all or any substantial part of its assets, if any, which do not constitute Collateral; PROVIDED, HOWEVER, that (A) the SF Companies may sell, lease, assign, transfer or otherwise dispose of any equipment which is obsolete, worn-out or otherwise no longer used or useful in conduct of such Person's business and (B) any SF Company may transfer all of its property to any other SF Company;

     (e) (i) Merge or consolidate with any other entity, PROVIDED, that any Subsidiary of an SF Company (other than Borrower) may be dissolved, liquidated, merged or consolidated with an into an SF Company, (ii) change its corporate name or principal place of business without at least thirty (30) days prior written notice to Lender, (iii) change the form of its organization from for-profit corporation or organization or (iv) enter into or engage in any operation or activity materially different from that presently being conducted by the SF Companies;

     (f) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) guaranties by the SF Companies of the Obligations, (iii) guaranties by the SF Companies of all the obligations under the Indenture and Notes, (iv) guaranties and other obligations existing on the date hereof and listed on SCHEDULE 7.9(f), (v) guaranties by any of the SF Companies of capitalized lease obligations or purchase money indebtedness of any SF Company, provided that such obligations or indebtedness is otherwise permitted pursuant to the terms of this Agreement.

     (g) Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes, except that an SF Company may pay dividends and make distributions to Archibald or another SF Company.

     (h) (i) Create any new Subsidiary, or (ii) acquire all or substantially all of the assets of, or any capital stock or any equity interests in, any Person.

     (i) Make any advance or loan to, or any investment in, any Person, other than (i) advances or loans to Archibald or an SF Company, (ii) investments existing on the date hereof and described on SCHEDULE 7.9(i) hereto, (iii) investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, and (iv) advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business.

     7.10 Without the prior written consent of Lender and except as set forth on
SCHEDULE 7.10 hereto, no SF Company shall contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise).

     7.11 Borrower agrees to advise Lender in writing of (a) all expenditures (actual or anticipated) in excess of $25,000 for (i) environmental clean-up,
(ii) environmental compliance or (iii) environmental testing and the impact of said expenses on the affected working capital of any of the SF Companies, and
(b) any notices, together with copies of any such notices if so requested by Lender, that any of the SF Companies receive from any local, state or federal authority advising any of the SF Companies of, with respect to any other real property owned or leased by an SF Company, such environmental liability (real or potential) in excess of $25,000, in each case arising from the operations of any of the SF Companies, or the premises, waste disposal practices or waste disposal sites used by any of the SF Companies.

     7.12 Except as set forth on SCHEDULE 7.12 hereto, without the prior written consent of Lender, no SF Company shall enter into any transaction (other than any transaction between or among Archibald and any of its Subsidiaries), including, without limitation, any purchase, sale, lease, loan or exchange of property, with any person or entity affiliated with any of the Credit Parties or affiliated with any shareholder, parent or Subsidiary (direct or indirect) of any of the Credit Parties, unless such transaction otherwise complies with the provisions of this Agreement and is on terms no less favorable to such SF Company than the terms upon which such transaction would have been made had such transaction been made with a non-affiliate Person.

     7.13 At any time upon the acquisition of real property acquired by an SF Company after the Closing Date, such SF Company shall (a) provide Lender with a first priority Lien (subject to Permitted Encumbrances) on such real property by executing and delivering a Mortgage with respect to such real property in form and substance satisfactory to Lender and (b) if reasonably requested by Lender given the nature of and past use of such property, deliver to Lender a so called "Phase I" environmental report (and Phase II, if recommended or required by the applicable Phase I) with respect to such real property.

     7.14 As of the Closing Date, each Depository Account of the SF Companies is listed on SCHEDULE 7.14(A), each lockbox of the SF Companies is listed on
SCHEDULE 7.14(B) and each Collection Account of the SF Companies is listed on
SCHEDULE 7.14(C), which schedules shall list for each account the account number, the financial institution and the address of such financial institution. Other than the Depository Accounts, the Collection Accounts and as listed on
SCHEDULE 7.14(D), no SF Company maintains a bank account or deposits funds with any other

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

financial institution other than Lender. The SF Companies have given instructions to each financial institution where a Depository Account is maintained to transfer all funds therein to a Collection Account on a daily basis.

     The SF Companies shall maintain their cash management system as such system exists on the Closing Date and set forth in the Cash Management Order or as such system may be modified by the terms of this Agreement. No SF Company shall withdraw funds from a Depository Account or instruct the financial institution where a Depository Account is maintained to transfer funds in such account anywhere other than a Collection Account on a daily basis. No SF Company shall open a Depository Account without notifying the financial institution where such Depository Account will be maintained of this Agreement and instructing such financial institution to transfer all funds therein to a Collection Account on a daily basis. No SF Company shall open a lockbox other than in connection with a Collection Account. The SF Companies shall promptly, and in any event not later than three days after the opening of any such new account or lockbox, notify Lender in writing of the creation of any new account or lockbox. The SF Companies shall promptly, and in any event not later than three days after the opening of any new Collection Account, notify Lender in writing of the creation of such new account and shall at the time of such notice execute and deliver to Lender a depository account notice and blocked account agreement, in each case as described in Section 2.1(n) hereof.

     The SF Companies will take all such actions as Lender deems necessary or advisable to send all cash, all proceeds from the sale of Inventory of the SF Companies, all proceeds from the collection of Accounts, and all other remittances and other proceeds of Collateral to Lender's Bank Accounts in accordance with Section 3.5. From and after the Closing Date, the SF Companies will take such actions as Lender deems necessary or advisable to grant to Lender control over the Depositary Accounts, the Collection Accounts and the funds therein.

     7.15 Other than the Cases, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against any SF Company, or in respect of which any SF Company may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal; (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any SF Company is a party or by which the property or assets of any SF Company are bound; and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any SF Company, or threats of work stoppage, strike, or pending demands for collective bargaining, which, as to subsections (a) through (c) above, could reasonably be expected to have a Material Adverse Effect.

     7.16 On the date of the making of the initial Revolving Loans or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Interim Order shall have been entered and shall not have been stayed, amended, vacated, reversed or rescinded. On the date of the making of any Revolving Loan or the issuance of any Letter of Credit, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been amended, stayed, vacated or rescinded. Upon the maturity (whether by the acceleration or otherwise) of any of the obligations of the SF Companies hereunder and under the other Loan Documents, Lender shall, subject to the provisions of Section 10.1 hereof, be entitled to immediate payment of such obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

     7.17 No SF Company shall incur, create, assume, suffer to exist or permit any other Super-Priority Claim which is PARI PASSU with or senior to the claims of Lender against any of the SF Companies hereunder, except for the Carve-Out.

     7.18 The proceeds of the Revolving Loans shall be used for working capital and for other general corporate purposes of Borrower and the SF Guarantors, consistent with the Budget and the Orders.

     7.19 The SF Companies shall not permit, on any date, cumulative net cash for the SF Companies from the Filing Date to be less than 90% of the projected amount of cumulative net cash from the Filing Date to such date as set forth in the Budget.

     7.20 No SF Company shall:

          (a) Seek or consent to any modification, stay, vacation or amendment of either of the Orders;

          (b) Seek or consent to (i) any grant or imposition, or request that the Bankruptcy Court grant or impose, under Section 364 of the Bankruptcy Code or otherwise, liens or security interests on property of any of the SF Companies, whether equal, superior or subordinate, to the liens and security interests of Lender on that property, except as expressly permitted by this Agreement, or (ii) any request of the Bankruptcy Court to seek authority for any SF Company to use cash collateral as defined in
     Section 363 of the Bankruptcy Code;

          (c) Seek or consent to the assertion of any claims against or defenses (including, without limitation, offsets and counterclaims of any nature or kind) to the validity, perfection, enforceability, or nonavoidability (under Sections 105, 506(c), 542, 543, 544, 545, 547, 548, 549, 550, 551,
     552(b), or 553 of the Bankruptcy Code or otherwise) of the Obligations and the Pre-Petition Obligations, or the security interests in and liens of Lender on the Collateral;

          (d) Seek or consent to the assertion of any claim, counterclaim, action, proceeding, application, motion, objection, defense or other contested matter, the purpose of which is to seek or the result of which would be to obtain any order, judgment, determination, declaration, or similar relief invalidating, setting aside, avoiding, or subordinating, in whole or in part, the Obligations and the Pre-Petition Obligations or the liens and security interests of Lender in the Collateral;

          (e) Seek or consent to the modification, alteration, or impairment in any manner of the liens, security interests, rights, or remedies granted to Lender pursuant to either of the Orders, this Agreement or the Loan Documents (including, without limitation, Lender's right to demand payment of all of the Obligations and to enforce its liens and security interests in the Collateral), whether by plan of reorganization or liquidation, order of confirmation, or any financings of, extensions of credit to, or incurring of debt by any SF Company, whether pursuant to Section 364 of the Bankruptcy Code or otherwise;

          (f) Seek or consent to any order (i) dismissing the Cases under Sections 105, 305 or 1112 of the Code or otherwise; or (ii) converting the Cases under Sections 105 or 1112 of the Bankruptcy Code or otherwise;

          (g) Seek or consent to a priority for any administrative expense, secured claim or unsecured claim against any of the SF Companies (now existing or hereafter arising of any kind or nature whatsoever, including, without limitation, any administrative expenses of the kind specified in Sections 105, 326, 327, 328, 330, 331, 503, 506(c), 507, 726, or 1114 of
     the Bankruptcy Code or otherwise) that are equal or superior to the priority of Lender, except for the Carve-Out;

          (h) Except pursuant to an order of the Bankruptcy Court after an actual hearing and sufficient notice thereof to Lender with an opportunity to object, and except as provided in the Budget and in any administrative order(s) entered by the Bankruptcy Court in the Cases relating to the compensation of professionals, prior to the date on which the Obligations have been paid in full in cash, pay or incur any administrative expenses except for such expenses that are administrative expense claims incurred in the ordinary course of the business of the SF Companies;

          (i) Make any payments or transfer any property on account of claims asserted by vendors of any of the SF Companies for reclamation in accordance with Section 2-702 of any applicable Uniform Commercial Code and
     Section 546(c) of the Bankruptcy Code, unless otherwise ordered by the Bankruptcy Court upon prior notice to Lender;

          (j) Seek to return any property to any party pursuant to Section 546(g) of the Bankruptcy Code; or

          (k) Seek or consent to any Avoidance Action.

     7.21 On or before December 15, 2001, Borrower shall have delivered to Lender a supplement to the Budget, in form and substance satisfactory to Lender, detailing, among other things, the anticipated cash receipts and disbursements of the SF Companies for the period ending on the Maturity Date.

SECTION 8. INTEREST, FEES AND EXPENSES

     8.1 Interest on the outstanding principal balance of the Revolving Loans shall be payable monthly on the first day of each month with respect to interest accrued during the preceding month and shall accrue at a rate per annum equal the Chase Bank Rate plus 1.50% on the average net principal balance of the Revolving Loans at the close of each day during such preceding month, as reflected by the Revolving Loan Account. All interest rates shall be calculated based on a 360-day year for actual days elapsed. If payment under this Agreement becomes due and payable on a day that is not a Business Day, the due date of such payment is extended to the next succeeding Business Day and interest is payable on such payment during such extension at the rate specified in this Agreement.

     8.2 Upon the occurrence of an Event of Default, all Obligations shall, at Lender's election at any time thereafter, bear interest at the Default Rate of Interest until such Event of Default is waived.

     8.3 (a) In consideration of the issuance of any Letter of Credit Guaranty by Lender or other assistance of Lender in obtaining Letters of Credit pursuant to Section 5 hereof, Borrower shall pay to Lender a Letter of Credit Guaranty Fee equal 2.50% per annum on the undrawn face amount of each Letter of Credit. For each documentary Letter of Credit, the entire Letter of Credit Guaranty Fee shall be payable in advance, and for each standby Letter of Credit, the Letter of Credit Guaranty fee shall be payable monthly on the first day of each month.

     (b) Any and all charges, fees, commissions, costs and expenses charged to Lender for the account of Borrower by an Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Revolving Loan Account in full when charged to, or paid by Lender, or as may be due upon any termination of this Agreement hereof.

     8.4 Borrower shall reimburse or pay Lender on demand for all Out-of-Pocket Expenses and all Documentation Fees.

     8.5 On the first day of each month, commencing on December 1, 2001, Borrower shall pay to Lender the Line of Credit Fee for the preceding month.

     8.6 To induce Lender to enter into this Agreement and to extend to Borrower the Revolving Line of Credit, Borrower shall pay to Lender on December 28, 2001 a loan facility fee in the amount of $40,000 (the "LOAN FACILITY FEE"), which shall be fully earned upon execution of this Agreement by Lender and Borrower.

     8.7 On the Closing Date, Borrower shall pay to Lender, for its own account, the Administrative Management Fee, which shall be fully earned when paid.

     8.8 Borrower hereby authorizes Lender to charge the Revolving Loan Account with the amount of all payments due by Borrower hereunder as such payments become due. Any amount charged to a Revolving Loan Account shall be detailed in Lender's monthly account report to Borrower and be deemed a Chase Bank Loan hereunder and shall bear interest at the rate provided in Section 8.1 (or
Section 8.2, if applicable) of this Agreement. Any charges that Lender may make to a Revolving Loan Account as provided herein will be made as an accommodation to Borrower and solely at Lender's discretion.

SECTION 9. POWERS

     9.1 Each SF Company hereby appoints Lender or any agent of Lender that Lender may designate, as its attorney-in-fact, at the cost and expense of Borrower, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations have been paid in full: (a) To receive, take, endorse, sign, assign and deliver, all in the name of Lender or any SF Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

     (b) To receive, open and dispose of all mail addressed to any SF Company and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate;

     (c) To request from customers indebted on Accounts at any time, in the name of Lender or any SF Company or that of Lender's designee, information concerning the amounts owing on the Accounts;

     (d) To transmit to customers indebted on Accounts of any SF Company notice of the interest of Lender therein and to notify customers indebted on such Accounts to make payment directly to Lender for the account of any SF Company; and

     (e) To take or bring, in the name of Lender and/or any SF Company, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to enforce or effect collection of the Accounts.

     9.2 Notwithstanding any other provision of this Agreement to the contrary, the powers set forth in Sections 9.1(b) and (e) may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

     10.1 Notwithstanding any other provision of this Agreement to the contrary, Lender may terminate this Agreement immediately upon the occurrence of any of the following events (herein "EVENTS OF DEFAULT"):

     (a) cessation of the business of Parent, Archibald or Borrower;

     (b) the failure of any Parent or Archibald or any of their respective Subsidiaries (other than the SF Companies) to generally meet its debts as those debts mature;

     (c) (i) the commencement by Parent or Archibald or any of their respective Subsidiaries (other than the SF Companies) of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; or (ii) the commencement against any Parent or Archibald or any of their respective Subsidiaries (other than the SF Companies) of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal or state law by creditors of Parent or Archibald or any of their respective Subsidiaries (other than the SF Companies), as the case may be, but only if such proceeding is not contested by Parent or Archibald or any of their respective Subsidiaries (other than the SF Companies), as the case may be, within ten days and not dismissed and vacated within 30 days of commencement, or any of the actions or relief sought in any such proceeding shall occur or be authorized by Parent or Archibald or any of their respective Subsidiaries (other than the SF Companies), as the case may be;

     (d) breach by any SF Company of any warranty, representation or covenant contained herein (other than those referred to in Section 10.1(e) below), provided that such breach of any of the warranties, representations or covenants referred in this Section 10.1(d) shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to the satisfaction of Lender for a period of 15 days from the date of such breach;

     (e) breach by any SF Company of any warranty or representation or covenant contained in Sections 3.4, 3.5, 6.3, 6.4, 7.1, 7.2, 7.4, 7.9, 7.10, 7.11, 7.12,
7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20 and 7.21 of this Agreement;

     (f) failure of Borrower to pay the principal or interest of any Revolving Loan or any fee or other Obligations hereunder when due and payable, provided that nothing contained herein shall prohibit Lender from charging such amounts to the Revolving Loan Account on the due date thereof;

     (g) any SF Company shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) incur any "accumulated funding deficiency" as defined in ERISA, (iii) incur any Reportable Event as defined in ERISA, (iv) terminate any Plan, as defined in ERISA or (v) engage in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA; and with respect to this
Section 10.1(g) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of Lender, subject such SF Company to any tax, penalty or other liability having a Material Adverse Effect;

     (h) an event of default or a breach or failure by any Credit Party to comply with the provisions of any of the other Loan Documents, the Existing Financing Agreement or the Indenture (after giving effect to any applicable grace or cure period) shall occur after the Closing Date;

     (i) a Change in Control shall have occurred;

     (j) any Guarantor shall terminate its Guaranty or deny that it has any liability thereunder, or any Guaranty shall be declared null and void and of no further force and effect;

     (k) any condition or event that Lender determines could reasonably be expected to have a Material Adverse Effect;

     (l) an order with respect to any of the Cases shall be entered by the Bankruptcy Court (i) appointing a trustee under Section 1104 of the Bankruptcy Code, (ii) appointing an examiner or responsible person with expanded powers similar to a trustee, or (iii) dismissing or converting any of the Cases (or any part thereof) whether pursuant to Section 105, 305, or 1112 of the Bankruptcy Code, or otherwise, and such application shall either have been granted in whole or in part or, within 30 days after the filing thereof, shall not have been dismissed with prejudice;

     (m) an order with respect to any of the Cases shall be entered by the Bankruptcy Court confirming a plan of reorganization or liquidation in any of the Cases other than a Consensual Plan, or any party shall file and seek to prosecute either (i) a plan of reorganization or liquidation in any of the Cases, or (ii) a direct or indirect amendment of a plan of reorganization or liquidation in any of the Cases, which plan, or direct or indirect amendment, does not have the prior written consent of Lender (which consent may be withheld in Lender's sole discretion), provided, however, that the foregoing shall not apply to non-material amendments to a plan that does not affect Lender or any of its rights and remedies hereunder;

     (n) an order with respect to any of the Cases shall be entered by the Bankruptcy Court, or any party shall file an application for an order with respect to any of the Cases seeking relief, (i) revoking, reversing or staying, the Interim Order or the Final Order, or modifying, supplementing or amending the Interim Order or the Final Order in a manner adverse to Lender in its sole opinion, (ii) permitting any administrative expense or any claim (now existing or hereafter arising, or any kind or nature whatsoever) to have administrative priority as to any SF Company equal or superior to the priority of Lender in respect of the Obligations, (iii) granting or permitting the grant of a Lien on any of the Collateral, (iv) invalidating or otherwise challenging any of the Liens of Lender securing the Pre- Petition Obligations, or otherwise objecting to, or raising defenses to, the extent, amount, validity, perfection, priority, or enforceability of any of the Pre-Petition Obligations or Liens securing any of the Pre-Petition Obligations, (v) after entry of the Final Order, surcharging under Section 506(c) of the Bankruptcy Code any Collateral that secures any of the Pre-Petition Obligations, or (vi) permitting the use of Lender's cash collateral except as permitted by the Carve-Out;

     (o) an order with respect to any of the Cases shall be entered by the Bankruptcy Court granting relief from the automatic stay to any creditor of any of the SF Companies with respect to any claim in an amount equal to or exceeding $100,000 in the aggregate; provided, however, that it shall not be an Event of Default if relief from the automatic stay is granted (i) solely for the purpose of allowing such creditor to determine the liquidated amount of its claim against an SF Company, or (ii) to permit the commencement of or prosecution of a proceeding to collect against an insurance company;

     (p) the entry of the Final Order shall not have occurred by the earlier of
(a) the date of expiration of the Interim Order, or (b) December 31, 2001;

     (q) an event shall occur, or fail to occur, the effect of which is that any Person shall be in violation of the Interim Order or the Final Order, or Lender shall be entitled to enforce their remedies pursuant thereto, including, without limitation, terminating the Revolving Line of Credit hereunder and/or enforcing its security interest and Liens on the Collateral;

     (r) all agreements incorporating the claims and Liens of Lender from and after the effective date of a plan of reorganization for the SF Companies shall not have been filed in form and substance satisfactory to Lender with the Bankruptcy Court on or before 30 days prior to the voting deadline for such plan, or a Person shall seek to amend or replace any such agreements after such filing without the prior written consent of Lender;

     (s) an application shall be filed by any party for the approval of any other Super-Priority Claim (other than the Carve-Out) in any of the Cases that is PARI PASSU with or senior to the claims of Lender against any SF Company hereunder, or there shall arise or be granted any such PARI PASSU or senior Super-Priority Claim;

     (t) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any SF Company which have a value in excess of $50,000 in the aggregate;

     (u) any judgment as to a post-petition liability or debt for the payment of money in excess of $50,000 shall be rendered against any SF Company and the enforcement thereof shall not have been stayed;

     (v) any nonmonetary judgment or order with respect to a post-petition event shall be rendered against any SF Company which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the SF Companies taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of Borrower or any of the SF Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of Lender under any Loan Document, and there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (w) except as permitted by the Orders, any SF Company shall make any Pre-Petition Payment other than Pre-Petition Payments authorized by the Bankruptcy Court (i) in respect of accrued payroll and related expenses and employee benefits as of the Filing Date, (ii) not in excess of $74,000 in respect of certain Pre-Petition Obligations owing to certain of Borrower's customers; or

     (x) the commencement of an Avoidance Action.

     10.2 Upon the occurrence and during the continuance of a Default or an Event of Default, at the option of Lender, and without further order or application to the Bankruptcy Court, all loans, advances and extensions of credit provided for in Sections 3 and 5 of this Agreement thereafter shall be made in the sole discretion of Lender, and the obligation of Lender to make Revolving Loans and assist Borrower in opening Letters of Credit shall cease unless such Default or Event of Default is waived. In addition, upon the occurrence and during the continuance of an Event of Default, and without further order or application to the Bankruptcy Court, Lender may (a) declare all Obligations immediately due and payable; (b) charge Borrower the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Sections 8.1 and 8.2 of this Agreement; and (c) immediately terminate this Agreement upon written notice to Borrower, provided that this Agreement automatically shall terminate and all Obligations shall become due and payable immediately without any declaration, notice or demand by Lender, upon the occurrence of an Event of Default listed in Section 10.1(c). The exercise of any option is not exclusive of any other option which may be exercised at any time by Lender. Prior to Lender's exercise of any of the remedies set forth herein or in any of the other Loan Documents, Lender shall provide five days prior written notice to Borrower and counsel of record for the Committee (if any, and otherwise to the United States Trustee for the District of Delaware).

     10.3 Immediately after the occurrence and during the continuance of an Event of Default, subject to the applicable notice provisions set forth in the Orders, Lender may, to the extent permitted by applicable law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs relating to any Collateral (including electronic records, contracts and signatures pertaining thereto), documents, instruments and files, and any receptacles or cabinets containing same, relating to the Accounts, or Lender may use, at the expense of Borrower, such personnel, supplies or space of the SF Companies at the places of business of the SF Companies or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of any of the SF Companies or Lender and generally shall have all other rights respecting said Accounts, including, without limitation, the right to (i) accelerate or extend the time of payment, (ii) settle, compromise, release in whole or in part any amounts owing on any Accounts and (iii) issue credits in the name of any of the SF Companies or Lender; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at Lender's sole option and discretion, and Lender may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the SF Companies; (d) foreclose its security interests in the Collateral by any available judicial procedure, or take possession of any or all of the Inventory without judicial process, and to enter any premises where any such Inventory may be located for the purpose of taking possession of or removing the same; (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise; and (f) without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of any of the SF Companies or Lender or in the name of such other party as Lender may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as Lender in its sole discretion may deem advisable, and Lender shall have the right to purchase at any such sale. If any Inventory of the SF Companies shall require rebuilding, repairing, maintenance or preparation, Lender shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting such Inventory in such saleable form as Lender shall deem appropriate. Each SF Company agrees, at the request of Lender, to assemble its Inventory and to make it available to Lender at premises of such SF Company or elsewhere and to make available to Lender the premises and facilities of such SF Company for the purpose of Lender's taking possession of, removing or putting such Inventory in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from Lender's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by Lender to the payment of the Obligations, whether due or to become due, in such order as Lender may elect, and Borrower shall remain liable to Lender for any deficiencies, and Lender in turn agrees to remit to Borrower or their respective successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

SECTION 11. TERMINATION

     11.1 Except as otherwise provided herein, this Agreement and the Revolving Line of Credit shall terminate on the Termination Date. Notwithstanding the foregoing, (a) Lender may terminate this Agreement immediately upon the occurrence of an Event of Default, and (b) Borrower may terminate this Agreement and the Revolving Line of Credit prior to the Termination Date upon five Business Days' prior written notice to Lender. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, Lender may withhold any balances in any Revolving Loan Account (unless supplied with an indemnity satisfactory to Lender) to cover all of the Obligations, whether absolute or contingent. All of the rights of Lender and Liens and security interests shall continue after any termination until all Obligations (other than Obligations that expressly survive the termination of this Agreement) have been paid and satisfied in full. Upon payment in full of all Obligations and termination of this Agreement, Lender agrees to promptly release all Liens and security interests granted to secure the Obligations, and to execute and deliver all lien releases and other instruments reasonably requested by Borrower to evidence such termination and lien release, all at Borrower's expense.

SECTION 12. GUARANTY

     12.1 (a) Each of the SF Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by Borrower of the Obligations and the Adequate Protection Obligation. Each of the SF Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The obligations of the SF Guarantors shall be joint and several.

     (b) Each of the SF Guarantors waives presentation to, demand for payment from and protest to Borrower or any other SF Guarantor, and also waives notice of protest for nonpayment. The Obligations of the SF Guarantors hereunder shall not be affected by (i) the failure of Lender to assert any claim or demand or to enforce any right or remedy against Borrower or any other SF Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by Lender for the Obligations or any of them; (v) the failure of Lender to exercise any right or remedy against any other SF Guarantor; or (vi) the release or substitution of any SF Guarantor or any other SF Company.

     (c) Each of the SF Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of Lender in favor of Borrower or any other SF Guarantor, or to any other Person.

     (d) Each of the SF Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of Borrower and of any other SF Guarantor and any circumstances affecting the ability of Borrower to perform under this Agreement.

     (e) Each SF Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this guaranty. Lender makes no representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any SF Guarantor in respect of the management and maintenance of the Obligations.

     (f) Subject to the provisions of Section 10.1, upon the Obligations becoming due and payable (by acceleration or otherwise), Lender shall be entitled to immediate payment of such Obligations by the SF Guarantors upon written demand by Lender, without further application to or order of the Bankruptcy Court.

     12.2 The obligations of the SF Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the SF Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of Lender to assert any claim or demand or to enforce any remedy under this Agreement, or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the SF Guarantors or would otherwise operate as a discharge of the SF Guarantors as a matter of law, unless and until the Obligations are paid in full.

     12.3 Upon payment by any SF Guarantor of any sums to Lender hereunder, all rights of such SF Guarantor against Borrower, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such SF Guarantor for the account of Borrower, such amount shall be held in trust for the benefit of Lender, and shall forthwith be paid to Lender to be credited and applied to the Obligations, whether matured or unmatured.

     12.4 Anything in this Agreement to the contrary notwithstanding, in no event shall the amount of the liability SF Properties or SF Candy hereunder exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of SF Properties or SF Candy, as the case may be, from other affiliates of Borrower) would not render the rights to payment of Lender hereunder void, voidable or avoidable under any applicable fraudulent transfer law.

SECTION 13. MISCELLANEOUS

     13.1 Each SF Company hereby waives, to the extent permitted under applicable law, diligence, demand, presentment, protest and any notices thereof as well as notices of nonpayment and acceleration. No waiver of any Event of Default by the Lenders shall be effective unless such waiver is in writing and signed by an officer of Lender. No delay or failure of Lender to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or remedy, or shall operate as a waiver of such right or remedy, or as a waiver of such Event of Default. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No single or partial exercise by Lender of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

     13.2 This Agreement, the Loan Documents and the Orders: (a) constitute the entire agreement among the SF Companies and Lender; (b) supersede any prior agreements; (c) may be amended only by a writing signed by the SF Companies and Lender; and (d) shall bind and benefit the SF Companies and Lender and their respective successors and assigns.

     13.3 In no event shall any SF Company, upon demand by Lender for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, Lender shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If Lender or any Lender ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to Borrower. This Section 13.3 shall control every other provision hereof and of any other Loan Document.

     13.4 Whether or not the transactions hereby contemplated shall be consummated, Borrower and the SF Guarantors agree to pay all reasonable and documented out-of-pocket expenses incurred by Lender, including reasonable attorneys' fees, in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Revolving Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the reasonable and customary costs, fees and expenses of Lender in connection with its monthly and other periodic field audits, monitoring of assets (including reasonable and customary internal collateral monitoring fees) and publicity expenses, and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by Lender in the enforcement or protection of the rights of Lender in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for Lender. Such payments shall be made on the date of the Interim Order and thereafter on demand upon delivery of a statement setting forth such costs and expenses. The obligations of the SF Companies under this Section shall survive the termination of this Agreement and/or the payment of the Revolving Loans.

     13.5 Each SF Company agrees to indemnify and hold harmless Lender and its directors, officers, employees, agents and affiliates (each an "INDEMNIFIED PARTY") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the SF Companies under this Section shall survive the termination of this Agreement and/or the payment of the Revolving Loans.

     13.6 If any provision hereof or of any other Loan Document is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

     13.7 BORROWER, LENDER AND EACH SF GUARANTOR EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. BORROWER AND EACH SF GUARANTOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENT TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

     13.8 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when received by the recipient if hand delivered, sent by commercial overnight courier or sent by facsimile, or three Business Days after deposit in the United States mail, with proper first class postage prepaid and addressed to the party to be notified as follows:

     (a) if to Lender, at:

               The CIT Group/Business Credit, Inc.
               10 South LaSalle Street, 22nd Floor
               Chicago, Illinois 60603
               Attn: Regional Credit Manager
               Telecopier No.: (312) 424-9740

     (b) if to an SF Company, at:

               c/o Sweet Factory, Inc.

               1137 West Jackson Boulevard
               Chicago, IL  60607
               Attn: President
               Fax No.: (312) 243-3992

     (c) or to such other address as any party may designate for itself by like notice.

     13.9 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

     13.10 Each SF Company and Lender hereby (a) irrevocably submit to the non-exclusive jurisdiction of the Bankruptcy Court over any action or proceeding arising out of or relating to this Agreement or any Loan Document, and (b) irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in the Bankruptcy Court. Each SF Company, on behalf of itself and its respective Subsidiaries, and Lender hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in the Bankruptcy Court as well as any right it may now or hereafter have to transfer or remove such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise. Each SF Company and Lender agree that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, accepted and delivered at Chicago, Illinois, by their proper and duly authorized officers as of the date set forth above.


                                         BORROWER:

                                         SWEET FACTORY, INC.

                                         By: /s/ Ted A. Shepherd
                                             ----------------------------------
                                         Name: Ted A. Shepherd
                                               --------------------------------
                                         Title: President
                                                -------------------------------


                                         SF GUARANTORS:

                                         SF PROPERTIES, INC.

                                         By: /s/ Ted A. Shepherd
                                             ----------------------------------
                                         Name: Ted A. Shepherd
                                               --------------------------------
                                         Title: President
                                                -------------------------------


                                         SF CANDY COMPANY

                                         By: /s/ Ted A. Shepherd
                                             ----------------------------------
                                         Name: Ted A. Shepherd
                                               --------------------------------
                                         Title: President
                                                -------------------------------


                                         SWEET FACTORY GROUP, INC.

                                         By: /s/ Ted A. Shepherd
                                             ----------------------------------
                                         Name: Ted A. Shepherd
                                               --------------------------------
                                         Title: President
                                                -------------------------------


                                         LENDER:

                                         THE CIT GROUP/BUSINESS CREDIT,
                                         INC.

                                         By: /s/ Tom Karlov
                                             ----------------------------------
                                         Name: Tom Karlov
                                               --------------------------------
                                         Title: Vice President
                                                -------------------------------